UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  May 29, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2014, Cachet Financial Solutions Inc., a Minnesota corporation and wholly owned subsidiary of the registrant (“Cachet Minnesota”), received a $1.95 million advance from Trooien Capital, LLC pursuant to a Loan and Security Agreement by and between the parties dated December 12, 2013, as amended effective May 1, 2014.  The advanced amount will be governed by the terms of the Loan and Security Agreement, as amended, and the terms of the parties’ existing Convertible Term Promissory Note dated December 12, 2014, in principal amount of up to $4.0 million.

On May 30, 2014, Cachet Minnesota and the registrant entered into a letter agreement with Trooien Capital that amended the terms upon which Trooien Capital will convert its promissory notes issued by Cachet Minnesota into common stock of the registrant.  In particular, the letter agreement altered those conversion terms so as to provide Trooien Capital with a 10% discount to the conversion terms earlier provided to Michael J. Hanson under a May 7, 2014 line of credit arrangement.  In sum, Trooien Capital’s promissory notes will automatically convert into shares of the registrant’s common stock at 90% of the rate equal to (i) 85% of the per-share price at which the registrant’s common stock is sold in an initial public offering consummated on or prior to July 31, 2014 (reduced to 80% of that price if the registrants raises less than $11 million in the initial public offering), or (ii) 80% of the per-share price at which the registrant’s common stock is sold in an initial public offering consummated after July 31, 2014 (and reduced to 75% of that price if the registrant raises less than $11 million in the initial public offering).

Cachet Minnesota requested the advance from Trooien Capital in order to satisfy amounts due and owing to Michaelson Capital Special Finance Fund, LP, a Delaware limited partnership (formerly, Imperium Special Finance Fund, LP).  On May 30, 2014, Cachet Minnesota made a $2.0 million repayment to Michaelson Capital Special Finance Fund and delivered an unsecured 60-day convertible promissory note in the principal amount of $150,660, representing the residual obligation owing to Michaelson Capital Special Finance Fund after giving effect to the $2.0 million repayment.  On that same day, and as evidenced by the terms of the unsecured 60-day convertible promissory note, Michaelson Capital Special Finance Fund waived all prior defaults of Cachet Minnesota under the loan agreement (as amended) between the parties, and further released its security interest in substantially all of the assets of Cachet Minnesota.  Under the terms of the unsecured 60-day convertible promissory note, upon the consummation by the registrant of an initial public offering, Michaelson Capital Special Finance Fund has the right (but not the obligation) to convert obligations under the promissory note on terms that are equivalent to those extended to Trooien Capital, as described above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above are incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 above are incorporated herein by this reference.  No commissions were paid in connection with the advance by Trooien Capital, LLC or the issuance of the unsecured 60-day convertible promissory note to Michaelson Capital Special Finance Fund.  The transactions described above were effected in reliance on the exemption from registration provided by Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder, on the basis that the investors were each “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1
Letter Amendment to Promissory Notes with Trooien Capital, LLC, dated effective May 12, 2014 (incorporated by reference to Exhibit 10.23 to the registrant’s Form S-1/A filed on June 2, 2014, SEC File No. 333-195782).

10.2
Unsecured Convertible Term Promissory Note of Cachet Financial Solutions Inc. (Minnesota) (acknowledged by registrant), delivered in favor of Michaelson Capital Special Finance Fund in the original principal amount of $150,660, dated May 30, 2014 (incorporated by reference to Exhibit 10.22 to the registrant’s Form S-1/A filed on June 2, 2014, SEC File No. 333-195782).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Jeffrey C. Mack
Jeffry C. Mack
Chief Executive Officer

Dated: June 2, 2014